UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2007 (December 7, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 7, 2007, Key Energy Services, LLC, a Delaware corporation and wholly-owned subsidiary of Key Energy Services, Inc., a Maryland corporation (collectively, “Key”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Kings Oil Tools, Inc. (the “Seller”) and Thomas Fowler (the “Shareholder”). Contemporaneously with the execution of the Purchase Agreement, the Company entered into a NonCompetition Agreement with the Shareholder. Pursuant to the terms of the Purchase Agreement, Key acquired the well service assets of the Seller. The acquired assets, which are located in California, include 46 well service rigs and related support equipment. Total consideration paid for the transaction was approximately $45 million in cash.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure

On December 10, 2007, the Company issued a press release announcing that it had completed the acquisition of Kings Oil Tools, Inc., a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 7.01 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

10.1         Asset Purchase Agreement dated December 7, 2007 among Key Energy Services, LLC, Kings Oil Tools, Inc. and Thomas Fowler.

99.1         Press release dated December 10, 2007 announcing the acquisition of well service assets of Kings Oil Tools, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 13, 2007	By:	/s/ Newton W.Wilson III
Newton W. Wilson III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated December 7, 2007 among Key Energy Services, LLC, Kings Oil Tools, Inc. and Thomas Fowler.

99.1	Press release dated December 10, 2007 announcing the acquisition of well service assets of Kings Oil Tools, Inc.